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                                                                    Exhibit 23.3



                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-88164 of Nortel Networks Corporation (the "Corporation") and Nortel Networks Limited on Form S-3, of our report on the consolidated financial statements (prepared in accordance with accounting principles generally accepted in the United States of America) of the Corporation dated February 1, 2002, except as to notes 20 and 21, which are as of April 21, 2002, appearing in the Corporation's Current Report on Form 8-K dated May 13, 2002 and our report on the financial statement schedules of the Corporation dated February 1, 2002 appearing in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP


Deloitte & Touche LLP
Chartered Accountants


Toronto, Canada
May 22, 2002